Exhibit 10.1

THIRD AMENDED PURCHASE OPTION AGREEMENT

This Third Amended Purchase Option Agreement dated effective June 30, 2008 is between Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc.(successor in interest to Rock Energy Partners, LP), Santa Maria Pacific, LLC, Gitte-Ten, LLC d/b/a Phoenix Energy, LLC, NW Casmalia Properties, LLC, and Orcutt Properties, LLC.

R E C I T A L S:

WHEREAS, Rock Energy Partners, LP, Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC, and Orcutt Properties, LLC. entered into the Base Agreement, dated as of December 1, 2007 (which was subsequently amended by the Amendment to Base Agreement dated February 15, 2008 executed by Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC and Second Amendment to Base Agreement dated as of March 25, 2008 executed by Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC) (“Base Agreement”);

WHEREAS, the Base Agreement provided for entry into the Purchase Option Agreement between REP, Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC, and Orcutt Properties, LLC dated December 14, 2007;

WHEREAS, Rock Energy Partners, LP assigned to Hanover Gold Company, Inc. (i) all rights under the Transaction Documents, (ii) the Initial Orcutt Interests, and (iii) the Second Orcutt Interests.  By virtue of the assignments, Hanover Gold Company, Inc. became the sole owner of said rights and interests;

WHEREAS, subsequent to the assignments referenced above, Hanover Gold Company, Inc. changed its name to Rock Energy Resources, Inc.;

WHEREAS, the Purchase Option Agreement was subsequently amended by the Amendment to Purchase Option Agreement dated February 15, 2008 executed by Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC and Second Amendment to Purchase Option Agreement dated as of March 25, 2008 between Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC, and Orcutt Properties, LLC;

WHEREAS, as of March 31, 2008, Gitte-Ten, LLC and Phoenix Energy, LLC merged with Gitte-Ten, LLC being the surviving company; and

WHEREAS, the Parties desire to further amend the Purchase Option Agreement as set forth herein.

NOW, THEREFORE, in good and valuable consideration, the parties agree as follows:

ARTICLE I

DEFINITIONS

The definitions of the terms contained in the Base Agreement are incorporated herein.  All terms defined in the Base Agreement will have the same meaning when employed in this Agreement.  The following additional terms as used in this Agreement shall have the meanings indicated below unless the context otherwise requires:

1.1           “Base Agreement” shall mean the Base Agreement dated December 1, 2007 executed by RER and the SMP Parties, together with all exhibits and schedules attached thereto and referenced therein, which was subsequently amended by the Amendment to Base Agreement dated February 15, 2008 executed by Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC and Second Amendment to Base Agreement dated as of March 25, 2008 executed by Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC, and any and all properly executed amendments thereto that expressly provide that they are to supplement, amend or revise said Base Agreement.

1.2           “Business Day” shall mean a day other than a Saturday, a Sunday, or any federal holiday.

1.3           “Closing” shall mean the occurrence of the events necessary to consummate a sale to RER pursuant to this Agreement.

1.4           “Closing Date” shall mean the date specified as such in each notice of intent to exercise an option described in Article III and Article IV of this Agreement.

1.5           “Consent Leases” shall mean the Leases described in Exhibit A.

1.6           “Default” shall mean the occurrence of any conditions, events or acts which would constitute an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

1.7           “Development/Earn in Agreement” shall mean the agreement dated December 14, 2007 between Rock Energy Partners, LP, Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC, and Orcutt Properties, LLC, which was subsequently amended by the Amended Development Agreement dated February 15, 2008 between Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific, LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC and Orcutt Properties, LLC and the Second Amended Development Agreement dated as of March 25, 2008 between Rock Energy Resources, Inc. f/k/a Hanover Gold Company, Inc., Santa Maria Pacific,

LLC, Gitte-Ten, LLC, NW Casmalia Properties, LLC, Phoenix Energy, LLC, and Orcutt Properties, LLC.

1.8           “Event of Default” shall mean the occurrence of any conditions, events or acts described in Section 8.1.

1.9           “NW Casmalia Option A Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the NW Casmalia Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the NW Casmalia Property Rights.

1.10         “NW Casmalia Option B Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the NW Casmalia Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the NW Casmalia Property Rights.

1.11         “Option A” shall mean the option granted pursuant to Article III of this Agreement which is subject to the terms and conditions of this Agreement.

1.12         “Option A Exercise Period” shall mean the period from the Closing Date with respect to the Development/Earn In Agreement Option II until the earlier of (i) 3:00 p.m., Pacific Standard Time, on October 31, 2008, or (ii) occurrence of an Event of Default.

1.13         “Option A Interests” shall mean the Orcutt GTL Option A Interests, Orcutt OPL Option A Interests, Orcutt PEL Option A Interests and NW Casmalia Option A Interests.

1.14         “Option B” shall mean the option granted pursuant to Article IV of this Agreement which is subject to the terms and conditions of this Agreement.

1.15         “Option B Exercise Period” shall mean from the Closing Date with respect to Option A until the earlier of (i) 3:00 p.m., Pacific Standard Time, on January 5, 2009, or (ii) occurrence of an Event of Default.

1.16         “Option B Interests” shall mean the Orcutt GTL Option B Interests, Orcutt OPL Option B Interests, Orcutt PEL Option B Interests and NW Casmalia Option B Interests.

1.17         “Orcutt GTL Option A Interests” shall mean (i) a 5.4455% BPO Working Interest and a 4.99009% APO Working Interest in the Orcutt GTL Leases, other than the Shell Lease, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt GTL Property Rights, all of which are subject to and burdened by the GTL Adjustment ORRI.

1.18         “Orcutt GTL Option B Interests” shall mean (i) a 5.4455% BPO Working Interest and a 4.99009% APO Working Interest in the Orcutt GTL Leases, other than the Shell Lease, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt GTL Property Rights, all of which are subject to and burdened by the GTL Adjustment ORRI.

1.19         “Orcutt OPL Option A Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt OPL Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt OPL Property Rights.

1.20         “Orcutt OPL Option B Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt OPL Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt OPL Property Rights.

1.21         “Orcutt PEL Option A Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt PEL Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt PEL Property Rights.

1.22         “Orcutt PEL Option B Interests” shall mean (i) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt PEL Leases, and (ii) a 5.0% BPO Working Interest and a 4.5% APO Working Interest in the Orcutt PEL Property Rights.

1.23         “RER Reaffirmation and Release” shall mean the instrument in the form of Exhibit B.

1.24         “SMP Parties Reaffirmation and Release” shall mean the instrument in the form of Exhibit C.

ARTICLE II

Option Price

2.1           As the purchase price for Option A and Option B, RER has previously delivered to SMP, as agent for itself and the remaining SMP Parties, RER’s check in the amount of ONE HUNDRED AND NO/100 Dollars (U.S. $100.00) (the “Independent Consideration”), which is in addition to and independent of any other consideration provided hereunder.  The Independent Consideration is non-refundable and shall be retained by Seller under all circumstances.

2.2           The SMP Parties acknowledge their prior receipt of the Independent Consideration and acknowledge the sufficiency of the Independent Consideration as the purchase price for Option A and Option B to solely support this Agreement.

ARTICLE III

Option A

3.1           Grant of Option.  Subject to the strict adherence to the terms and conditions contained in this Agreement, the SMP Parties hereby grant to RER the option to acquire an assignment of the (i) Orcutt GTL Option A Interests, (ii) Orcutt PEL Option A Interests, (iii) Orcutt OPL Option A Interests and (iv) NW Casmalia Option A Interests (excluding the Consent Leases if consent to assign is not obtained), prior to expiration of the Option A Exercise Period.

3.2           Notice of Intent to Exercise.  RER must deliver to the SMP Parties written notice by RER of its intent to exercise Option A.  The notice must be signed by RER and delivered to the SMP Parties no later than three (3) Business Days prior to the earlier of (i) the Closing Date, and (ii) expiration of the Option A Exercise Period.  The notice must specify a Closing Date that is prior to expiration of the Option A Exercise Period.  Delivery of such notice is a pre-condition to exercise of Option A.

3.3           Closing.  A Closing will be scheduled for the Closing Date specified in the notice of intent to exercise pursuant to Section 3.2.

3.4           Exercise of Option.  To exercise the option granted pursuant to this Article, RER must at the Closing deliver to the SMP Parties the following:

a.             by transfer of immediately available funds to an account designated by the SMP Parties, the sum of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) on or before the Closing Date; and

b.             a duly executed RER Reaffirmation and Release.

Provided that RER timely satisfies its requirements to exercise Option A the SMP Parties shall at the Closing deliver to RER the following:

a.             an assignment of the Orcutt GTL Option A Interests duly executed by GTL or its assignee;

b.             an assignment of the Orcutt PEL Option A Interests duly executed by PEL or its assignee;

c.             an assignment of the Orcutt OPL Option A Interests duly executed by OPL or its assignee;

d.             an assignment of the NW Casmalia Option A Interests (excluding the Consent Leases if consent to assign is not obtained prior to Closing) duly executed by NWCP or its assignee; and

e.             a duly executed SMP Parties Reaffirmation and Release dated as of the Closing Date.

3.5           Effect of Failure to Timely Exercise Option A.  As provided in Article VIII, failure to timely satisfy all of its requirements to exercise Option A shall constitute an Event of Default.

3.6           Effective Date of Assignment.  The Effective Date of the assignments of the (i) Orcutt GTL Option A Interests, (ii) Orcutt PEL Option A Interests, (iii) Orcutt OPL Option A Interests, and (iv) NW Casmalia Option A Interests, shall be November 1, 2008.

ARTICLE IV

Option B

4.1           Grant of Option.  Subject to the strict adherence to the terms and conditions contained in this Agreement, the SMP Parties hereby grant to RER the option to acquire an assignment of the (i) Orcutt GTL Option B Interests, (ii) Orcutt PEL Option B Interests, (iii) Orcutt OPL Option B Interests, and (iv) NW Casmalia Option B Interests (excluding the Consent Leases if consent to assign is not obtained), prior to expiration of the Option B Exercise Period.

4.2           Notice of Intent to Exercise.  RER must deliver to the SMP Parties written notice by RER of its intent to exercise Option B.  The notice must be signed by RER and delivered to the SMP Parties no later than three (3) Business Days prior to the earlier of (i) the intended Closing Date, and (ii) expiration of the Option B Exercise Period.  The notice must specify a Closing Date that is prior to expiration of the Option B Exercise Period.  Delivery of such notice is a pre-condition to exercise of Option B.

4.3           Closing.  A Closing will be scheduled for the Closing Date specified in the notice of intent to exercise pursuant to Section 4.2.

4.4           Exercise of Option.  To exercise the option granted pursuant to this Article, RER must at the Closing deliver to the SMP Parties the following:

a.                                       by transfer of immediately available funds to an account designated by the SMP Parties, the sum of Thirteen Million and 00/100 Dollars ($13,000,000.00) on or before the Closing Date; and

b.                                      the duly executed RER Reaffirmation and Release.

Provided that RER timely satisfies its requirements to exercise Option B, the SMP Parties shall at the Closing deliver to RER the following:

a.                                       an assignment of the Orcutt GTL Option B Interests duly executed by GTL or its assignee;

b.                                      an assignment of the Orcutt PEL Option B Interests duly executed by PEL or its assignee;

c.                                       an assignment of the Orcutt OPL Option B Interests duly executed by OPL or its assignee;

d.                                      an assignment of the NW Casmalia Option B Interests (excluding the Consent Leases if consent to assign is not obtained prior to Closing) duly executed by NWCP or its assignee; and

e.                                       a duly executed SMP Parties Reaffirmation and Release

4.5           Effective Date of Assignment. The effective date of the assignments of the (i) Orcutt GTL Option B Interests, (ii) Orcutt PEL Option B Interests, (iii) Orcutt OPL Option B Interest, and (iv) NW Casmalia Option B Interests, shall be January 1, 2009.

ARTICLE V

Access to Information and Due Diligence

5.1           Record Review.  To allow RER (i) to confirm the SMP Parties’ title, and (ii) to conduct additional due diligence with respect to the Orcutt Property and the NW Casmalia Property (following the exercise of Option A), the SMP Parties shall prior to expiration of the Option B Exercise Period, give RER access during normal business hours to all contract land and lease and operational records; to the extent such data and records are in the SMP Parties’ possession and relate to the property.  The Confidentiality Agreement will continue in force and effect.

5.2           Physical Inspection.  The SMP Parties (upon delivery by RER of its paid up insurance policy covering liability for the matters listed below) will permit RER, at its sole risk and expense, to conduct reasonable inspections of the Orcutt Property and the NW Casmalia Property at times approved by the SMP Parties.  RER shall repair any damage to the properties resulting from its inspection and shall indemnify, defend and hold the SMP Parties harmless from and against any and all Claims arising from RER inspecting and observing the properties, including, without limitation, (a) Claims for personal injuries to or death of employees of RER, its contractors, agents, consultants and representatives, and damage to the property of RER or others acting on behalf of RER, regardless of whether such Claims arise out of or result in whole or in part, from the condition of the properties or the SMP Parties’ (or its employees’, agents’, contractors’, successors’ or assigns’) sole or concurrent negligence, strict liability or fault, and (b) Claims for personal injuries to or death of employees of the SMP Parties or third parties, and damage to the property of the SMP Parties or third parties, to the extent caused by the negligence, gross negligence or willful misconduct of RER.

5.3           Non-Extension.  The Option A Exercise Period and the Option B Exercise Period will not be extended for any reason including RER’s inability to conduct additional inspections and review so long as such inability is not the result, directly or indirectly, of the failure by the SMP Parties to perform their obligations under this Agreement.

ARTICLE VI

Treatment of Option Exercise Payments

Each option exercise payment shall be the cash purchase price for the acquired interest.  The option exercise payments provided for in this Agreement shall be the property of the SMP Parties upon receipt.  RER shall have no right to or interest in any option exercise payment.  The restriction on application of funds contained in the Development/Earn in Agreement is not applicable to the option exercise payments made hereunder.

ARTICLE VII

Incorporation of Base Agreement
Representations, Disclaimers, Warranties and Indemnities

RER and the SMP Parties ratify, confirm and adopt with respect to the Option A Interests and the Option B Interests all statements, terms, provisions, covenants, representations, disclaimers, warranties and indemnities made in the Base Agreement with the same force and effect as if set out in this Agreement in full.

ARTICLE VIII

Defaults

8.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder.

8.1.1        The failure of RER to timely satisfy the requirements to exercise any of the following options:  (i) Development/Earn In Agreement Option IV within the period specified in the Development/Earn in Agreement as extended by the Extension Option Agreement, (ii) Option A, or (iii) Option B;

8.1.2        The failure, refusal or neglect of RER to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, the Base Agreement or Operating Agreements and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to RER by an SMP Party.

8.1.3        Any representation, warranty or statement made by RER in this Agreement or the Base Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made and is not cured by RER within ten (10) days after written notice thereof has been given to RER by an SMP Party.

8.1.4        The filing or commencement by RER of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or RER shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debt as they become due, or shall take any corporate action to authorize any of the foregoing.

9.1.5        The filing or commencement of an involuntary case or other proceeding against RER seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against RER under the federal bankruptcy laws as now or hereafter in effect.

8.2           Termination Consequences.  Upon the occurrence of an Event of Default hereunder all options granted pursuant to this Agreement as to which a Closing has not occurred shall terminate.

ARTICLE IX

Notices

Article XII of the Base Agreement is incorporated herein and made applicable hereto.

ARTICLE X

Miscellaneous

10.1         Incorporation.  Article XIII of the Base Agreement is incorporated herein and made applicable hereto.

10.2         Non-Exclusion.  The express incorporation of specific provisions of the Base Agreement herein shall not limit the extent to which this Agreement and the assignments made hereunder are controlled by the Base Agreement.

10.3         Lease Exclusion Payment.  In the event that consents to assignment of interests in the Consent Leases are not obtained prior to a Closing, NWCP shall within seven (7) days of the Closing with respect to each option pay to RER the sum of Nine Hundred Sixty-Three and 33/100 Dollars ($963.33).

IN WITNESS WHEREOF, the authorized representatives of the parties executing this Agreement on the dates stated below.

ROCK ENERGY RESOURCES, INC. F/K/A HANOVER GOLD COMPANY, INC. (successor in interest to Rock Energy Partners, LP)

By:
Name:
Title:
Date:

SANTA MARIA PACIFIC, LLC

By:
Name:
Title:
Date:

GITTE-TEN, LLC D/B/A PHOENIX ENERGY, LLC

By:
Name:
Title:
Date:

NW CASMALIA PROPERTIES, LLC

By:
Name:
Title:
Date:

ORCUTT PROPERTIES, LLC

By:
Name:
Title:
Date: